Exhibit 10.1

ACQUISITION AGREEMENT

This Acquisition Agreement (hereinafter referred to as the “Agreement”) is signed by and among the following parties on April 21, 2026 in Guangzhou, the People’s Republic of China (hereinafter referred to as “China”):

Party A: Guangzhou Youxin Technology Co., Ltd.

Unified Social Credit Code: 91440101MA5AQNME49

Registered Address: Rooms 1005, 1006 and 1007, No. 122-1 Huangpu Avenue West, Tianhe District, Guangzhou City

Party B：

Party B1：Ocean Link Group Ltd.

Contact Address：ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands

Party B2：JMM Investment Limited

Contact Address：ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands

Party B3：Metaloney Aqua Holding Ltd

Contact Address：Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands

Party B4：SHDK Holding Ltd.

Contact Address：Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands

Party B5：SHINY INVESTMENT HOLDING LIMITED

Contact Address：OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Party B6：Yiru Yang

Contact Address：8A CORNWALL PARK AVENUE EPSOM AUCKLAND 1051

Party B7：GY Smart Ltd

Contact Address：Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands

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Party C：YATOP Group Limited

Contact Address：Room 1802, Building 4, No. 388 East Hanxi Avenue, Nancun Town, Panyu District, Guangzhou City

Party D：Youxin Technology Ltd

Contact Address：Rooms 1005, 1006 and 1007, No. 122-1 Huangpu Avenue West, Tianhe District, Guangzhou City

For the purposes of this Agreement, each party shall be referred to individually as a “Party” and collectively as the “Parties”; Party B1 to Party B7 shall be collectively referred to as “Party B”.

RECITALS：

1.	All members of Party B collectively hold 100% of the equity interests in Party C (YATOP Group Limited). Party C has two wholly-owned subsidiaries, namely YATOP MEDIA LIMITED (hereinafter referred to as “YATOP Media”) and YATOP MEDIA GROUP(HK) LIMITED (hereinafter referred to as “YATOP Group”; Party C, YATOP Media and YATOP Group are collectively referred to as the “Target Company”)；

2.	YATOP MEDIA LIMITED is a limited liability company duly incorporated and validly existing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, with Business Registration No. 76495578, mainly engaged in advertising media and marketing services. Yatuo Media is a wholly-owned subsidiary of Party C.；

3.	YATOP MEDIA GROUP(HK) LIMITED is a limited liability company duly incorporated and validly existing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, with Business Registration No. 76589898, mainly engaged in advertising media and marketing services. Yatuo Group is a wholly-owned subsidiary of Party C；

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4.	Party D，Youxin Technology Ltd is a Cayman-incorporated holding company that indirectly holds 100% of the equity interests in Party A. Party D has passed a director resolution approving the issuance of a certain number of Class A shares in exchange for 18% of the equity interests in Party C (hereinafter referred to as the “Transaction”)；

5.	The Parties intend to jointly develop software products through this cooperation to support the business expansion of the Target Company, and Party A will charge development service fees from the Target Company accordingly.

Based on the above recitals, the Parties, through amicable consultation, hereby reach this framework agreement to clarify their respective rights and obligations, which shall be abided by all Parties.

Item 1 THE TRANSACTION

1.1	The Parties agree that Party D shall acquire 18% of the equity interests in Party C (hereinafter referred to as the “Target Shares”) by way of share swap. The relevant arrangements for the Transaction are as follows：

(1)	The overall valuation of the Target Company for the Transaction is US$60,000,000 (hereinafter referred to as the “Acquisition Consideration”), which shall be finally determined based on the valuation report issued by a qualified third-party valuation firm engaged by Party A. Party D shall issue shares with a total value of US$10,800,000 as the Acquisition Consideration for the Transaction (hereinafter referred to as the “Share Swap Payment”)；

(2)	The recipients of the Share Swap Payment are all members of Party B (hereinafter collectively referred to as the “Swap Recipients”). The Target Shares consist of 918 shares held by Party B1 and Party B6, 459 shares held by Party B2, 735 shares held by each of Party B3, Party B4 and Party B5, and 4,500 shares held by Party B7, totaling 9,000 shares；

(3)	For the purpose of the Share Swap Payment, Party D shall issue additional shares of Party D corresponding to the Acquisition Consideration (hereinafter referred to as the “Payment Shares”) to the Swap Recipients. The price per Payment Share shall be the average closing price per share of Party D’s shares for the five trading days immediately preceding the date of this Agreement. The completion of the aforesaid additional issuance by Party D shall be deemed as the completion of the payment of the Acquisition Consideration for the Transaction.

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1.2	The Parties agree that after the signing of this Agreement, Party C shall provide Party A with true, complete and accurate information required for Party A’s due diligence on the Target Company, including but not limited to financial statements, business qualifications and material contracts. If the results of Party A’s due diligence on the Target Company do not meet Party A’s requirements, the Transaction shall not proceed and this Agreement shall automatically terminate.

1.3	The Parties agree that all specific arrangements for the Transaction and the respective rights and obligations of the Parties shall be finally subject to the definitive transaction agreements formally signed by the Parties based on the terms of this Agreement.

Item 2 CORPORATE GOVERNANCE

2.1	The Parties agree that upon completion of the Transaction, the Board of Directors of Party C shall consist of 3 directors, among whom Party B1 and Party B2 shall have the right to appoint 2 directors, and Party A shall have the right to appoint 1 director. The operational matters of the Target Company shall be decided by the Board of Directors through board resolutions.

2.2	Subject to Article 2.3, resolutions of the Board of Directors of the Target Company shall be adopted with the consent of more than half of the directors.

2.3	The Parties agree that the following matters of the Target Company (whether a single transaction or multiple related transactions) shall require the consent of more than half of the directors (including the director appointed by Party A)：

(1)	Terminating the business of the Target Company and/or its subsidiaries or branches, changing its existing main business, or entering into new business areas；

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(2)	Selling or disposing of all or most of the goodwill or assets of the Target Company and/or its subsidiaries；

(3)	Increasing, reducing or canceling any authorized share capital, issued shares/equity or registered capital of the Target Company and/or its subsidiaries; or issuing, distributing, purchasing or redeeming any shares/equity or convertible securities, share warrants, options or other equity incentives that may result in the issuance of new shares or dilution of Party D’s equity in the Target Company; or issuing bonds, no-par value shares or any class of shares；

(4)	Distributing dividends to shareholders；

(5)	Establishing or amending any bonus, incentive mechanism, employee equity incentive, share/equity sharing plan or similar arrangements；

(6)	Amending the adopted accounting policies or changing the fiscal year；

(7)	The Target Company and/or any of its subsidiaries financing or lending funds to any third party in any form, with a single transaction or annual cumulative amount exceeding US$1,500,000 (if the audited net profit of the Target Company on a consolidated basis in any fiscal year during the term of this Agreement is less than US$3,000,000, the aforesaid amount shall be reduced to half of the audited net profit of that fiscal year)；

(8)	The Target Company and/or any of its subsidiaries making external investments, merging, splitting up, selling, being acquired, or listing on any securities exchange；

(9)	Amending the articles of association of the Target Company or any of its subsidiaries；

(10)	Disposing of or diluting the direct or indirect equity interests of the Target Company in its subsidiaries；

(11)	Approving any equity transfer of the Target Company and any of its subsidiaries；

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(12)	Adopting resolutions to dissolve, liquidate, enter into a scheme of arrangement, restructure, change the corporate form, or declare bankruptcy of the Target Company and/or any of its subsidiaries；

(13)	Adjusting the number or composition of the Board of Directors as stipulated in Article 2.1 of this Agreement; and

(14)	Entering into any agreement or undertaking related to the above matters, as well as other matters related to dividends, acquisitions, financing and capital.

Item 3 REPRESENTATIONS AND WARRANTIES

3.1	Each Party represents and warrants severally and not jointly as follows：

(1)	It is a legal person duly incorporated and validly existing under the laws of its jurisdiction of incorporation；

(2)	It has the legal capacity to sign and perform this Agreement, and has obtained all necessary authorizations and approvals required for signing this Agreement and performing its obligations hereunder. This Agreement, once effective, shall constitute a valid and legally binding obligation of such Party and shall be enforceable in accordance with its terms；

(3)	There is no pending or threatened litigation, arbitration, dispute or any other legal proceeding that may encumber its assets or materially adversely affect its performance of obligations hereunder, nor any unsatisfied judgment, ruling or award in respect of the foregoing；

(4)	Its signing and performance of this Agreement will not violate any judgment or arbitration award against it, any order or regulation of any government or competent authority having jurisdiction over it, nor any articles of association or other internal organizational documents (if applicable), laws, regulations or government authorizations or approvals binding on it; and

(5)	The authorized representative signing this Agreement on its behalf is its legally valid representative or has signed the Agreement in person.

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Item 4 DEFAULT AND INDEMNIFICATION LIABILITY

4.1	If any Party breaches any representation, statement, warranty or undertaking hereunder, fails to perform or improperly performs any obligation hereunder, or expressly indicates or demonstrates by its conduct that it will breach any provision hereunder, such Party shall be deemed in default and shall compensate the non-defaulting Party for all economic losses suffered thereby.

4.2	Party B1, Party B2 and Party C undertake that: (1) All information disclosed by Party C directly or through its affiliates or representatives in writing or otherwise during the negotiation of the Transaction, before or after the Closing Date, to Party A and/or its representatives shall be true, accurate and not misleading (including but not limited to the financial statement materials provided to Party A); (2) Party C shall not conceal any financial information (including but not limited to revenue, profit, etc.) and operational conditions of the Target Company by any means. If Party C or its management team commits any of the aforesaid acts, Party A shall have the right to terminate this Agreement and require Party B1, Party B2 and Party C to bear joint and several liability for the losses suffered by Party A and Party D as a result.

Item 5 EFFECTIVENESS, AMENDMENT AND TERMINATION

5.1	This Agreement shall take effect on the date of signing by all Parties.

5.2	Any amendment to this Agreement shall take effect only after being signed in writing by all Parties.

5.3	This Agreement may be terminated in the following ways：

(1)	By written agreement of all Parties specifying the effective date of termination；

(2)	By Party A if the results of due diligence are not satisfactory to Party A；

(3)	By Party A if the materials provided by Party B or Party C contain false, misleading information or material omissions; or by Party B or Party C if the materials provided by Party A contain false, misleading information or material omissions；

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(4)	By Party A if the Target Company fails to meet the listing compliance requirements of Party D at any time and fails to complete rectification as required by Party A and Party D；

(5)	If the Transaction cannot be implemented due to force majeure or other objective reasons beyond the control of the Parties；

(6)	By the non-defaulting Party if any Party commits a material breach of this Agreement.

5.4	The Parties agree that after the completion of the Transaction, if the Target Company fails to meet the compliance requirements of the stock exchange where Party D’s shares are listed and fails to rectify as required by Party A, Party A shall have the right to unilaterally terminate this Agreement.

5.5	The Parties agree that after the completion of the Transaction, if Party D triggers delisting conditions and is notified of delisting by The Nasdaq Stock Market, Party B1 and Party B2 shall have the right to terminate this Agreement.

5.6	The Parties agree that after the completion of the Transaction, if Party B intends to transfer the equity interests of the Target Company directly or indirectly, it shall give prior written notice to Party A, and Party A shall have a right of first refusal over such equity interests under the same conditions. If no consensus is reached or Party A waives its right of first refusal, Party A shall have the right to terminate this Agreement.

5.7	Upon termination of this Agreement, Party B shall return the equity interests of Party D obtained under this Agreement to the entity designated by Party A (if part or all of such equity interests have been sold, Party B shall return the proceeds from the sale of such equity interests, minus half of the compliance costs incurred by the Target Company from the completion of the Transaction to the termination of this Agreement; the specific amount of compliance costs shall be confirmed jointly by Party A and Party B, and if the Parties cannot reach an agreement, a third-party professional institution may be engaged for audit determination). Party D shall return the equity interests of Party C held by it. The Parties agree that the aforesaid return of equity interests shall be for nominal consideration. Any intercompany payables and receivables between Party D or Party A and the Target Company shall be settled within three (3) business days from the date of termination of this Agreement.

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Item 6 CONFIDENTIALITY

6.1	Unless with the prior written consent of other Parties or as required by law, no Party shall directly or indirectly disclose or permit its directors, employees, representatives, agents, consultants and lawyers to disclose the following Confidential Information (hereinafter collectively referred to as “Confidential Information”): (1) The existence of this Agreement; (2) Any discussions, agreement terms, transaction conditions or any other information related to the Transaction hereunder between the Parties; (3) Any non-public information about other Parties or their affiliates obtained by any Party during the negotiation or performance of this Agreement.

6.2	The confidentiality obligations of the Parties shall not apply in the following circumstances: (1) Any Confidential Information may be disclosed to the staff, representatives, agents, consultants or lawyers of any Party who need to know such information for the purpose of participating in the Transaction, provided that the aforesaid persons are bound by confidentiality obligations with respect to the Confidential Information; (2) If the Confidential Information has been lawfully disclosed by a third party and entered the public domain through no fault of any Party, no Party shall be liable for confidentiality with respect to such information; (3) Disclosure is required by laws and regulations and/or relevant regulatory authorities.

6.3	Any Party that breaches this confidentiality clause shall be liable for compensation for the losses suffered by the non-defaulting Party as a result.

6.4	This confidentiality clause shall take effect on the date of signing of this Agreement. The confidentiality obligations hereunder shall survive the termination of this Agreement.

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Item 7 NOTICES AND SERVICE

7.1	Any notice required to be served under this Agreement shall be made in writing or by email, and shall be sent to the address specified at the beginning of this Agreement or to such other address, telex number, fax number or email address as any Party may designate in writing to the other Parties from time to time.

Item 8 FORCE MAJEURE

8.1	Force majeure as mentioned in this Agreement refers to events that are unforeseeable by the Parties, whose occurrence and consequences are unavoidable and insurmountable, and which result in the inability to perform this Agreement and the Transaction hereunder, including but not limited to natural disasters, acts of civil or military authority, fire, strike, lockout or labor disputes, epidemics, pandemics and pandemic control measures, government acts, changes in laws, regulations and policies existing as of the effective date of this Agreement, war, terrorist acts, riots, earthquakes, rainstorms, typhoons, floods, and interruptions of electronic and computer information and communication systems.

8.2	If any Party is unable to perform its obligations hereunder due to a force majeure event, the time for performance of such obligations shall be automatically extended for a period equal to the duration of the force majeure event; provided that all other obligations of such Party hereunder and their performance time shall not be affected in any way.

8.3	Upon the occurrence of a force majeure event, the Party affected by the force majeure event shall immediately notify the other Parties in writing and shall provide valid supporting documents detailing the event and the reasons for the inability to perform, delayed performance or partial performance of this Agreement within ten (10) calendar days from the occurrence of the force majeure event. Based on the extent of the impact of the force majeure event on the performance of this Agreement by the affected Party, the Parties may negotiate to exempt the affected Party from all or part of its obligations hereunder, allow the affected Party to delay performance, or terminate this Agreement. Notwithstanding the foregoing, the Party encountering the force majeure event shall use its best efforts to minimize the losses or impacts caused by the force majeure event to the extent reasonably practicable.

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Item 9 GOVERNING LAW AND DISPUTE RESOLUTION

9.1	The signing, validity, performance, termination, interpretation and dispute resolution of this Agreement shall be governed by and construed in accordance with the laws of China only. All Parties shall strictly abide by the provisions of relevant laws and regulations when performing the terms of this Agreement.

9.2	Any dispute arising from or in connection with this Agreement shall first be settled through amicable consultation by the Parties. If the dispute cannot be resolved within thirty (30) days from the date of its occurrence, the Parties agree to submit the dispute to the Guangzhou Arbitration Commission for arbitration in Guangzhou in accordance with its then effective arbitration rules. The arbitral award shall be final and binding on all Parties.

9.3	During the occurrence and settlement of the dispute, except for the matters giving rise to the dispute, the Parties shall continue to exercise their unaffected rights and perform their unaffected obligations hereunder in good faith.

Item 10 MISCELLANEOUS

10.1	The expenses incurred by the Parties in connection with the Transaction, including but not limited to consulting or agency fees of third-party professional institutions (law firms, accounting firms, valuation firms, brokerage firms, etc.), transportation expenses and accommodation expenses, shall be borne by each Party respectively.

10.2	The Parties agree that each Party shall bear its own taxes payable in connection with the Transaction in accordance with the provisions of relevant laws and regulations. The compliance costs incurred by the Target Company as a result of the Transaction shall be borne equally by Party A and Party C, and the specific amount of compliance costs shall be confirmed jointly by Party A and Party C.

10.3	Unless otherwise agreed in writing by the Parties, any failure or delay in exercising any right, power or remedy hereunder shall not constitute a waiver thereof. Any single or partial exercise of any right, power or remedy shall not preclude any further exercise thereof or the exercise of any other right, power or remedy.

10.4	After this Agreement takes effect, any matters not covered herein and any amendments required during the performance of this Agreement shall be agreed by the Parties through the conclusion of supplementary clauses, supplementary agreements or amendment agreements.

10.5	This Agreement is executed in nine (9) counterparts in Chinese, each Party holding one (1) counterpart, all of which shall have equal legal force.

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Party A: Guangzhou Youxin Technology Co., Ltd. (Seal)

Authorized Representative (Signature):______________________

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Party B1：Ocean Link Group Ltd.

Authorized Representative (Signature):______________________

Party B2：JMM Investment Limited

Authorized Representative (Signature):______________________

Party B3：Metaloney Aqua Holding Ltd

Authorized Representative (Signature):______________________

Party B4：SHDK Holding Ltd.

Authorized Representative (Signature):______________________

Party B5：SHINY INVESTMENT HOLDING LIMITED

Authorized Representative (Signature):______________________

Party B6：Yiru Yang

Authorized Representative (Signature):______________________

Party B7：GY Smart Ltd

Authorized Representative (Signature):______________________

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Party C：YATOP Group Limited

Authorized Representative (Signature):______________________

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Party D：Youxin Technology Ltd

Authorized Representative (Signature):______________________

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